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                                November 23, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

          Re:  GRUBB & ELLIS COMPANY
               REGISTRATION STATEMENT ON FORM S-8

Ladies/Gentlemen:

          The undersigned is Senior Vice President and General Counsel of Grubb & Ellis Company (the "Company"). This legal opinion is being provided in connection with the registration, under the Securities Act of 1933, as amended, of $10,000,000 in deferred compensation obligations (the "Obligations") of the Company under the Grubb & Ellis Company Deferred Compensation Plan (the "Plan").

          In connection with this opinion, the undersigned is familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan and the Obligations, and has made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

          Based upon the foregoing, the undersigned is of the opinion that the Obligations have been duly authorized, and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

          The undersigned is opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of Illinois, and expresses no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

          The undersigned consents to the filing of this opinion as an exhibit to the


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Registration Statement.

                                       Sincerely,

                                       Grubb & Ellis Company

                                       /s/ Robert J. Walner
                                       Senior Vice President and
                                       General Counsel